AMENDMENT TO SECURED PROMISSORY NOTE

This Amendment to those certain Secured Promissory Notes listed below (this "Amendment") is effective as of as of December 31, 2019, and is entered into by and between Rocky Mountain High Brands, Inc., a Nevada corporation (hereinafter called the "Company"), and GHS Investments, LLC, a Nevada limited liability company (the "Holder").

WITNESSEIB:

WHEREAS, the Company has issued the Holder the following Secured Convertible Promissory Notes (collectively, the "Notes"):

Issue Date	Original Face Amount	Due Date
July 24, 2018	$157,500	Apr 24, 2019
August 13, 2018	$157,500	May 13, 2019
August 30, 2018	$105,000	May 30, 2019
November 21 2017	$250,000	November 2, 2018
September 14.. 2018	$131,500	Jun 14. 2019
September 28, 2018	$55,000	Jun 28, 2019
October 121 2018	$52,500	Jul 12,2019

; and

On May 6, 2019 the Due Dates on the Notes were extended as follows:

Issue Date	Original Face Amount	Extended Due Date
July 24, 2018	$157,500	December 1, 2019
August 13, 2018	$157,500	January 1, 2020
August 30, 2018	$105,000	February 1, 2020
November 2, 2017	$250,000	February 1, 2020
September 14, 2018	$131,500	March 1, 2020
September 28, 2018	$55,000	March 1, 2020
October 12, 2018	$52,500	April 1, 2020

WHEREAS, the Parties desire to amend Maturity Date of the above referenced Secured Promissory Note in the original face amount of$157,500, original issue date of August 13, 2018 and extended due date of January 1, 2020 ("Extended Note"), and only that Note;

NOW, THEREFORE, in consideration of the foregoing and of the promises, agreements, representations, warranties, and covenants herein contained, the Company and the Holder hereby agree as follows:

1.	The Maturity Date of the Extended Note is hereby extended to August 13, 2020.

2.	Section 1.1(c) which reads as follows:

"Conversion Price. At any time after execution of this Note, the Holder shall have the right, at its option, to convert all or any portion of this Note into shares of fully paid and non-assessable Common Stock of the Company at the price of$0.008 per share (the "Conversion Price"). If, however, during any time while this Note remains issued and outstanding, the lowest reported trading price for the Company's common stock is equal to or less than $0.009 for any two (2) consecutive trading days , then the Conversion Price shall be adjusted to $0.005 per share for any remaining amounts due and owing hereunder. In addition , for as long as the Company is not in Default under the terms of this Note , the Holder shall not, on any individual trading day, sell an amount of shares of common stock received upon conversion of all Notes issued by the Company to the Holder that is in excess of fifteen percent (15%) of the total trading volume for such trading day."

Is hereby amended to read as follows:

"Conversion Price. At any time after execution of this Note, the Holder shall have the right, at its option, to convert all or any portion of this Note into shares of fully paid and non-assessable Common Stock of the Company at the price of $0.03 per share , (the "Conversion Price " ). If, however, during any time while this note remains issued and outstanding, the lowest reported trading price for the Company's common stock is equal to or less than $ 0.03 for any two (2) consecutive trading days, then the Conversion Price shall be adjusted to $0.02 per share for any remaining amounts due and owing hereunder."

3.                  As additional consideration for the above extension, the Company shall execute and deliver to Holder contemporaneously herewith a Secured Promissory Note in the amount of $31,000, payable on or before September 30, 2020.

4.                   All other terms and conditions under the notes not otherwise amended, modified or affected by this Amendment or the May 6 2019 Amendment shall continue to be in effect and bind the Company and the Holder. Furthermore , all other terms contained in the May 6, 2019 Amendment, including but not limited to the amendment of Conversion Price , the Notes or this Amendment, may only be modified with prior written agreement from both the Holder and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of December 31, 2019.

GHS Investments, LLC

By: /s/ Mark Grober

Mark Grober, Member

Rocky Mountain High Brands, Inc.

By: /s/ Michael R. Welch

Michael R. Welch, President & CEO